Exhibit 99.1

Dollar Tree to Consolidate Its Dollar Tree and Family Dollar
Store Support Centers in Chesapeake, Virginia

CHESAPEAKE, Va. - September 18, 2018 - Dollar Tree, Inc. (NASDAQ: DLTR), North America’s leading operator of discount variety stores, today announced that, as part of its continuing integration of Family Dollar’s organization and support functions, the Company plans to consolidate its store support centers in Matthews, North Carolina and Chesapeake, Virginia to Dollar Tree’s newly-completed office tower in the Summit Pointe development in Chesapeake.

“Leadership from both banners has continued to work together to integrate our two organizations and invest in future growth,” said Gary Philbin, Dollar Tree’s Chief Executive Officer. “By bringing our teams together into one location, we will further improve our ability to support our stores more effectively through enhanced collaboration, communication and teamwork. The completion of our expanded headquarters in Virginia will facilitate the most important phase of the integration and we are excited about the opportunities ahead for the Dollar Tree and Family Dollar banners.”

The Company has communicated plans to all associates and expects the store support center consolidation to be completed by fall 2019. While Family Dollar’s headquarters facility in Matthews, North Carolina will be closed following the consolidation, the distribution center in Matthews will remain open to serve Family Dollar stores. The Company has offered the opportunity for relocation to approximately 700 associates and will be providing job transition benefits and outplacement services to all affected associates.

“Our new 12-story, 510,000 square foot office tower represents the anchor of a dynamic campus environment serving the needs of our associates,” said Bob Sasser, Dollar Tree’s Executive Chairman. “We are eager to welcome all associates relocating to the Chesapeake area to participate in, and benefit from, the Company’s next phase of growth.”

The Company expects to incur total pre-tax expense of approximately $40 million to $49 million, and estimates that $5 million to $8 million will be incurred during fiscal 2018, related to the store support center consolidation plans announced today. These expenses will include job transition and relocation costs, outplacement services and one-time severance-related benefits.

About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, operated 15,073 stores across 48 states and five Canadian provinces as of August 4, 2018. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, or estimate. For example, our forward-looking statements include statements regarding the benefits, results, and effects of the merger with Family Dollar, including continuing integration plans and synergies, the pre-tax expense related to the store support center consolidation in total and during fiscal 2018, the schedule for the consolidation, and future financial and operating results and shareholder value, the combined company’s plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K/A filed March 26, 2018, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in our Quarterly Report on Form 10-Q filed August 30, 2018 and other filings with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:     Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations www.DollarTree.com
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